Exhibit 99.2

ON SEMICONDUCTOR CORPORATION

CALL SCRIPT

Thank you _____.

Good morning and thank you for joining our conference call regarding ON Semiconductor’s acquisition of SANYO Semiconductor from SANYO Electric. I am joined today by Keith Jackson, our president and CEO, and Donald Colvin, our CFO. This call is being webcast on the investor relations section of our website and will be available for approximately 30 days following this conference call, along with our related press release. The script for today’s call is posted on our website and will be furnished via a Form 8-K filing.

(SAFE HARBOR)

During the course of this conference call, we will make projections or other forward-looking statements regarding future events or the future financial performance of the company. The words “believe,” “estimate,” “anticipate,” “intend,” “expect,” “plan,” or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements related to the pending acquisition of SANYO Semiconductor, the expected benefits of the proposed transaction between ON Semiconductor and SANYO Semiconductor, and the future financial performance of ON Semiconductor and SANYO Semiconductor. These forward-looking statements are based on information available to ON Semiconductor and SANYO Semiconductor as of the original date of this presentation and current expectations, forecasts and assumptions involve a number of risks and uncertainties that could cause actual results to differ materially. The companies assume no obligation to update forward-looking statements to reflect actual results, changed assumptions or other factors.

Now, let’s hear from Keith Jackson who will provide an overview of this transaction.

Keith Jackson

Thank you Ken, and thank you to everyone who is joining us today. I am excited to announce that ON Semiconductor has signed a definitive purchase agreement to acquire SANYO Semiconductor, a subsidiary of SANYO Electric, and certain other assets related to

SANYO Semiconductor’s business, in a cash and stock transaction with a purchase price of approximately $366 million, subject to adjustment pursuant to the terms of the transaction. We believe that this is an important and compelling business combination for both companies, our shareholders, and our customers. Based on the most recently completed quarter, SANYO Semiconductor’s annualized revenue was approximately $1.2 billion and the annualized revenue of the combined entity would be approximately $3.5 billion. We expect the transaction to be accretive to ON Semiconductor’s non-GAAP earnings per share approximately 12 months after closing.

This pending acquisition is expected to bring ON Semiconductor closer to its goal of becoming the premier global supplier of high-performance, energy efficient silicon solutions. SANYO Semiconductor is expected to enhance our manufacturing scale, broaden the array of high value products in our portfolio, deepen our relationships with established industry leaders in Asia, and expand our addressable market.

We believe this increased scale and broader product offering will help enable us to better serve our customers across multiple end-markets with both standard products and custom solutions. Together, we will meet a wider set of customer needs and be better positioned to capture growth on a global scale.

Importantly, this acquisition is expected to provide ON Semiconductor with greatly improved access to the Japanese market, which represents approximately 20 percent of the global semiconductor market today. SANYO Semiconductor’s 50 plus years of operating in Japan, and its longstanding presence at many leading Japanese manufacturers will help enable ON Semiconductor to develop closer relationships with these key customers, expanding our addressable market in exciting areas of growth including automotive and consumer electronics applications.

This acquisition will also strengthen ON Semiconductor’s product portfolio, adding new capabilities, ranging from microcontrollers and custom ASICs (Application Specific Integrated Circuits), to integrated power modules and motor control devices.

With the full benefit of our combined product portfolio — and by leveraging ON Semiconductor’s technical, operating, and manufacturing strengths — SANYO Semiconductor will be in a better position to serve Japanese, Asian and other global customers. Our Gresham wafer facility for instance, provides SANYO Semiconductor with an internal platform to develop next generation mixed signal and analog solutions.

ON Semiconductor has completed seven acquisitions, demonstrating a proven ability to successfully integrate acquired businesses, and realize manufacturing and operational efficiencies. SANYO Semiconductor is one of Japan’s leading semiconductor companies, and we look forward to adding its high quality products, strong manufacturing capabilities, and talented employees to our business.

I would now like to turn the call over to Donald who will go through the financial details of the transaction.

Donald Colvin

Thank you, Keith. As mentioned in our joint press release, we believe this transaction is very compelling for ON Semiconductor. SANYO Electric will receive approximately $366 million from ON

Semiconductor, subject to adjustment pursuant to the terms of the transaction. This includes approximately $129 million in cash and approximately $238 million worth of ON Semiconductor common stock. This represents approximately 35 million shares of ON Semiconductor or approximately 7 to 8 percent of ON Semiconductor’s fully diluted shares outstanding, subject to potential adjustment at closing. ON Semiconductor also has the right to replace the stock consideration with cash at closing.

The Board of Directors of both companies have approved the definitive agreement. We expect to close the transaction by the end of 2010, subject to various closing conditions and regulatory approvals.

In addition to the expected strategic benefits, we believe the acquisition provides significant financial opportunities. We believe we have acquired the business for a reasonable price, with negligible dilutive impact to ON Semiconductor in the near term and we do not foresee the need for additional debt financing at this time. SANYO Semiconductor operates at approximately break-even today. Based on current revenue run rates, our goal is to deliver in excess of $30 million in pre-tax income on a quarterly basis from SANYO Semiconductor approximately eighteen months after closing the transaction. In addition, we expect that the acquisition will be accretive to ON Semiconductor’s non-GAAP earnings per share approximately twelve months after closing.

For ON Semiconductor’s second fiscal quarter ended July 2, 2010, the company expects that both revenues and earnings will be in line with the guidance provided in the company’s first fiscal quarter 2010 earnings release which was announced on May 5. Further details for the company’s second quarter 2010 results will be made available on our regularly scheduled quarterly conference call on August 4, 2010.

I will now turn the call back over to Keith Jackson

Keith Jackson

Thank you, Donald. In summary, this is an exciting and transformative acquisition for ON Semiconductor. We will be combining two companies with world class analog and mixed-signal design and engineering talent, as well as leveraging ON Semiconductor’s advanced sub-micron capabilities and global manufacturing infrastructure to drive our combined product roadmap, realize operational efficiencies, and enhance our profitability. Our increased scale and broader product offering will enable us to better serve our customers across multiple end-markets with both standard products and custom solutions. We believe this is a tremendous opportunity for both companies, our employees, our customers and our shareholders.

We would now like to take any questions you might have. Operator…

Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the proposed transaction between ON Semiconductor and SANYO Electric, including the actual amount of consideration to be received by SANYO Electric in the transaction, the dilutive impact of the transaction on ON Semiconductor, the potential for future debt financing, the consummation (and the anticipated timing of the consummation) and benefits of the proposed transaction, the anticipated future financial performance of ON Semiconductor and SANYO Semiconductor, and the effects of the proposed transaction on ON Semiconductor. Forward-looking statements also include statements regarding revenue of the combined businesses if the transaction were completed as of the most recent completed quarter, the goal to deliver in excess of $30 million in pre-tax income on a quarterly basis approximately eighteen months after closing based on current revenue run rates, that the transaction is expected to be accretive to ON Semiconductor and the timing to achieve such results, and ON Semiconductor’s financial guidance for the second fiscal quarter 2010. These forward-looking statements are based on information available to ON Semiconductor and SANYO Electric as of the date of this presentation. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond ON Semiconductor’s or SANYO Electric’s control. In particular, such risks and uncertainties include difficulties encountered in integrating acquired businesses; the risk that the transaction does not close when anticipated, or at all, including the risk that the requisite regulatory approvals may not be obtained; the variable demand and the aggressive pricing environment for semiconductor products; dependence on each company’s ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for its current products; the adverse impact of competitive product announcements; revenues and operating performance; changes in overall economic conditions and markets, including the current credit markets; the cyclical nature of the semiconductor industry; changes in demand for ON Semiconductor’s or SANYO Semiconductor’s products; changes in inventories at customers and distributors; technological and product development risks; availability of raw materials; competitors’ actions; pricing and gross margin pressures; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses; significant litigation; risks associated with acquisitions and dispositions; risks associated with leverage and restrictive covenants in debt agreements; risks associated with international operations including foreign employment and labor matters associated with unions and collective bargaining agreements; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks and costs associated with increased and new regulation of corporate governance and disclosure standards; and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2010, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of ON Semiconductor’s SEC filings. These forward-looking statements should not be relied upon as representing ON Semiconductor’s or SANYO Electric’s views as of any subsequent date and neither undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.